EXHIBIT 99.1

Investor and Analyst Contact:	Media Contact:
Paul E. Anderson	Gary Hanson
(651) 458-6494	(602) 286-1777

Alpha IR Group
(651) 769-6700 nti@alpha-ir.com

NORTHERN TIER TO PARTICIPATE IN UPCOMING INVESTOR CONFERENCES

Tempe, Ariz., – Jan. 4, 2016 – (Globe Newswire)—Northern Tier Energy LP (NYSE:NTI) (“Northern Tier”) today announced that Northern Tier management will participate in the Wolfe Research 2016 Refining Conference in Boston, on Tuesday, January 5, 2016. The meeting materials will be available beginning Tuesday, January 5, 2016, on the Investors section of Northern Tier’s website at www.northerntier.com.

Management will also participate in the Goldman Sachs Global Energy Conference 2016 in Miami, on Thursday, January 7, 2016. The meeting materials will be available beginning Thursday, January 7, 2016, on the Investors section of Northern Tier’s website at www.northerntier.com.

The meeting materials from both conferences will remain available at www.northerntier.com in accordance with the Northern Tier investor presentation archive policy.

About Northern Tier

Northern Tier Energy LP (NYSE: NTI) is an independent downstream energy company with refining, retail and logistics operations that serves the PADD II region of the United States. Northern Tier operates a 97,800 barrels per stream day refinery located in St. Paul Park, Minnesota. Northern Tier also operates approximately 165 convenience stores and supports approximately 102 franchised convenience stores, primarily in Minnesota and Wisconsin, under the SuperAmerica trademark, and a bakery and commissary under the SuperMom’s brand. Northern Tier is headquartered in Tempe, Arizona.

More information about Northern Tier is available at www.northerntier.com.